CLEARBROOK CAPITAL

Department of Coffee and Social Affairs ("DoCaSa")
5 Newburgh Street
London
W1F 7RQ

26 September 2016

Dear Sirs

LETTER FOR PROVISION OF SERVICES

Further to the letter dated 01 January 2016 and attached herein, we set out the terms and conditions for the interim appointment of Kazi Shahid as the Interim Chief Financial Officer for the DoCaSa.

Kazi will provide CFO services to DoCaSa for three days per week at the HQ offices of DoCaSa. Kazi will be responsible for the CFO activities at DoCaSa which include:

- bringing the DoCaSA accounting function in house
- All documentation with respect to equity capital raise
- All documentation and projections in relation to debt raise
- HRMC (VAT, Corporation Tax, PAYE) submissions
- Provision of quarterly management accounts
- Audit of FYE 31/08/2015, FYE 31/08/2016

Kazi will be based at Clearbrook offices for two days per week (where he will continue his role as Partner at Clearbrook.

The provision of the Services will run for an indefinite period until terminated by thirty (30) day's written notice given by either party.

The CFO Services will be at £5,400 + VAT per monthly payable monthly in arrears.

Yours faithfully

For and on behalf of **Clearbrook Capital Partners LLP**

Clearbrook Capital Partners LLP
Egyptian House
170-173 Piccadilly
London W1J 9EJ
Tel: +44(0)20 7907 9650
Fax: +44(0)20 7907 9651
info@clearbrook.com
www.clearbrook.com

Partnership No. OC300655

CLEARBROOK
CAPITAL

Agreed and accepted:

....

For and on behalf of **The Department of Coffee and Social Affairs**